Agreement

This Agreement effective as of the 9th day of March 2005 (the “Effective Date”) is entered into by and between Keryx Biopharmaceuticals, Inc., a Delaware corporation having an office at 750 Lexington Avenue, 26th Floor, New York, NY 10022 (“Keryx”), Procept, Inc., a Delaware Corporation having an office at 10 East 53rd Street, 33rd Floor, New York, NY 10022 (“Procept”), and the United States Public Health Service, an agency of the United States Government, having an address at Office of Technology Transfer, National Institute of Health, 6011 Executive Boulevard, Suite 325, Rockville, MA 20852-2804 (“PHS”). Each of Keryx, Procept and PHS shall be referred to as a Party and collectively as the Parties.

WHEREAS, Procept and the Penn State Research Foundation (PSRF) are parties to a license agreement dated February 6, 1998 as amended (the “License Agreement”) relating to patent rights associated with 06-Benzylguanine and/or its derivatives (the “Patent Rights”);

WHEREAS, Procept has sub-licensed to AOI Pharmaceuticals, Inc. (“AOIP”) its rights to the Patent Rights under the License Agreement pursuant to a Sublicense Agreement executed on or about October 13, 2000, as amended (the “Sublicense Agreement”);

WHEREAS, as a result of the acquisition of AOIP by Keryx, AOIP has become a wholly-owned subsidiary of Keryx;

WHEREAS, PSRF and PHS entered into Interinstitutional Agreements executed January 29, 2002 (the “Interinstitutional Agreements”) pursuant to which PHS has exclusive licensing rights associated with the Patent Rights;

WHEREAS, the University of Chicago and PHS entered into Interinstitutional Agreement effective February 28, 2002 (the “Interinstitutional Agreements”) pursuant to which PHS has exclusive licensing rights associated with the Patent Rights;

WHEREAS, such Interinstitutional Agreements superseded and terminated the License Agreement, but not the Sublicense Agreement; and Procept and PHS have executed a new exclusive patent license agreement dated February 28, 2002 regarding the Patent Rights, as amended (the “Revised License Agreement”);

WHEREAS, Keryx desires to purchase and assume from Procept and Procept has agreed to sell and assign to Keryx all of Procept’s rights, interests and obligations under the Revised License Agreement, which constitutes substantially the entire business of Procept relating to the operations which concern the Revised License Agreement; and

WHEREAS, in order to effectuate such Assignment, pursuant to Section 14.07 of the Revised License Agreement, Procept is obligated to pay PHS the sum of seventeen thousand five hundred dollars ($17,500).

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.  Procept hereby assigns to Keryx all of its rights and interests under the Revised License Agreement, and Keryx hereby assumes all of the obligations of Procept under the Revised License Agreement (whether such obligations accrued prior to or after the date of this Agreement); provided, however, such assignment and assumption shall become effective upon the receipt by Procept of the First Installment. Procept, PHS and Keryx agree to take all reasonable steps necessary to effectuate and perfect the actions set forth in this Paragraph.

2.  Procept represents and warrants to Keryx that (i) the rights and interest conveyed hereunder are free and clear from any liens or encumbrances of any nature created by Procept and, to the knowledge of Procept, are free from any requirement of any past payments, charges, fees or conditions, rights or restrictions, (ii) Procept is not a party to any pending claim, litigation or proceeding contesting the rights and interests conveyed hereunder nor, to the knowledge of Procept, is any such claim threatened against Procept, and (iii) Procept has not sold, assigned, conveyed, transferred or delivered to any third party, and, to the knowledge of Procept, no person or entity has any licenses or other rights under the Revised License Agreement. Keryx represents and warrants to Procept that AOIP has performed and discharged all of its obligations under the Sublicense Agreement.

3.  Procept agrees to indemnify and hold Keryx, its directors, officers, employees and agents harmless from and against any claims, liabilities, damages and expenses in connection therewith (including reasonable attorney fees, costs and other expenses of litigation) resulting from material misrepresentation or material breach of a warranty by Procept under this Agreement. Keryx agrees to indemnify and hold Procept, its directors, officers, employees and agents harmless from and against any claims, liabilities, damages and expenses in connection therewith (including reasonable attorney fees, costs and other expenses of litigation) resulting from any failure of AOIP to perform and discharge its obligations under the Sublicense Agreement.

4.  The Parties hereby agree that for purposes of the Revised License Agreement, AOIP shall be deemed a third party sublicensee under the Sublicense Agreement and not an Affiliate of Keryx, with the effect among other things, that all amounts (including milestones and royalties) owed or to be owed by Procept under the Revised License Agreement currently applicable to Procept as a result of the Sublicense Agreement shall remain unchanged by the assignment, except that they shall become the responsibility of Keryx, irrespective of the affiliated relationship between Keryx and AOIP. Following this assignment, for all purposes of the Sublicense Agreement, any reference to Procept shall be deemed a reference to Keryx. The parties acknowledge and agree that the Sublicense Agreement shall survive this assignment.

5.  As full consideration for the agreements set forth herein, Keryx agrees to pay Procept a total consideration of one hundred fifty eight thousand seven hundred and fifty dollars ($158,750), payable in two installments, a first installment of eighty three thousand seven hundred fifty dollars ($83,750) (the “First Installment”), and a second installment of seventy five thousand dollars ($75,000) (the “Second Installment”). The First Installment shall be payable as provided in Paragraph 6, and the Second Installment shall be evidenced by a promissory note from Keryx payable to Procept, in the form attached hereto as Exhibit A, which bears no interest until after the maturity date and shall be due and payable on December 31, 2005.

6.  Within ten (10) business days following execution of this Agreement by all Parties, Keryx shall make payment of the First Installment as follows: (i) Keryx shall pay PHS on behalf of Procept the sum of seventeen thousand five hundred dollars ($17,500) in full satisfaction of the terms and conditions of Section 14.07 of the Revised License Agreement, and (ii) Keryx shall pay Procept an amount equal to sixty six thousand two hundred and fifty dollars ($66,250), which represents the First Installment less the amount paid by Keryx to PHS on behalf of Procept pursuant to this Paragraph 6(i).

7.  This Agreement embodies the entire understanding of the parties as to its subject matter hereof.

8.  This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to its conflict of law rules.

9.  This Agreement has been prepared jointly and shall not be strictly construed against any Party.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SIGNATURES BEGIN ON NEXT PAGE

PROCEPT-KERYX ASSIGNMENT AGREEMENT

SIGNATURE PAGE

For Keryx Biopharmaceuticals, Inc.

/s/ Michael S. Weiss
Name: Michael S. Weiss
Title: Chairman & CEO
Date: 3/15/05

For Procept, Inc.

By: /s/ Salvatore A. Bucci
Name: Salvatore A. Bucci
Title: President & CEO
Date: 3/10/05

ACKNOWLEDGEMENT AND ACCEPTANCE

By PHS:

/s/ Steven M. Ferguson                         Date: 3/17/05
Steven M. Ferguson

Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Official and Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

By PSRF:

/s/ David E. Branigan                      Date: 3/23/05
David E. Branigan

Treasurer, The Penn State Research Foundation

Official and Mailing Address for Notices:

Ronald J. Huss
The Pennsylvania State University
Intellectual Property Office
113 Technology Center
University Park, PA 16802 U.S.A.

By the University of Chicago

/s/ Alan E. P. Thomas                     Date: 3/25/05
Alan E. P. Thomas

Director, Office of Technology & Intellectual Property
University of Chicago

Official and Mailing Address for Notices:
University of Chicago
5555 South Woodlawn Avenue, Suite 300
Chicago, IL 60637 U.S.A